Exhibit 4.1

Number	Shares
SPECIMEN	SPECIMEN

IRONWOOD PHARMACEUTICALS, INC.

Class A Common Stock

$.001 Par Value Per Share

SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER

This certifies that SPECIMEN is the owner of SPECIMEN (XXXXX) shares, fully paid and nonassessable, of the Class A Common Stock of IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation, transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.

This certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Certificate of Incorporation and the By-laws of the Corporation, in each case as from time to time amended.

IN WITNESS WHEREOF, IRONWOOD PHARMACEUTICALS, INC., has caused this certificate to be signed by its duly authorized officers as of this     th day of                           , 20    .

Chief Executive Officer	Senior Vice President and Treasurer

[seal]

Restrictions on Transfer

The corporation has more than one class of stock authorized to be issued.  The corporation will furnish without charge to each stockholder upon written request a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the corporation as set forth in the Certificate of Incorporation of the corporation and amendments thereto filed with the Secretary of the state of Delaware.

Assignment

For value received, the undersigned hereby sells, assigns and transfers to                                                  shares of the capital stock represented by this certificate, and hereby irrevocably constitutes and appoints                                                       attorney to transfer such stock on the books of the Corporation with full power of substitution in the premises.

Dated	,

Signature of registered owner corresponding exactly to the name of such owner as written on the face of this certificate.

Witness